EXHIBIT (J)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Other Services” in the Statement of Additional Information and to the incorporation by reference therein of our report dated August 29, 2016 on the financial statements and financial highlights of the Dupree Mutual Funds, comprised of Alabama Tax-Free Income Series, Kentucky Tax-Free Income Series, Kentucky Tax-Free Short-to-Medium Series, Mississippi Tax-Free Income Series, North Carolina Tax-Free Income Series, North Carolina Tax-Free Short-to-Medium Series, Tennessee Tax-Free Income Series, Tennessee Tax-Free Short-to-Medium Series, Taxable Municipal Bond Series, and Intermediate Government Bond Series, included in the Annual Report to Shareholders for the fiscal year ended June 30, 2016, in Post-Effective Amendment Number 63 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 811-2918), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

October 25, 2016